Exhibit 99.1
Regency Energy Partners LP Announces Cash Distribution: Invites
Investors to Second Quarter 2006 Earnings Call on August 15th
DALLAS, Tex., July 28, 2006 — Regency Energy Partners LP (Nasdaq: RGNC) today announced a cash distribution of 35 cents per unit for the second quarter ending June 30, 2006. The distribution will be paid on August 14, 2006 to unitholders of record at the close of business on August 7, 2006. This quarterly distribution equates to a $1.40 per unit on an annual basis.
Regency Energy Partners will hold the quarterly conference call to discuss second quarter 2006 results on Tuesday August 15, 2006, at 2:00 p.m. Central Time (3:00 p.m. Eastern Time).
The dial-in number for the call is 1-800-320-2978 in the United States or +1-617-614-4923 outside the United States, pass code 67128242. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 66314679. A replay of the broadcast will also be available on the Partnership’s web site.
Regency Energy Partners LP is a growth-oriented, independent midstream energy partnership engaged in the gathering, processing, marketing, and transportation of natural gas and natural gas liquids. Additional information about Regency can be found at www.regencyenergy.com
Information Concerning Forward-Looking Statements
This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements.
Contact:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com